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[EDGAR ONLY]                                                        Exhibit 99.1



                                 Form of Proxy

                             Capital Re Corporation
             1325 Avenue of the Americas, New York, New York 10019

          This Proxy is Solicited on behalf of the Board of Directors


     The undersigned hereby appoints Jerome F. Jurschak, Joseph W. Swain III and Alan S. Roseman, and each of them acting solely, proxies with full power of substitution and with all powers the undersigned would possess if personally present, to represent and to vote at the Special Meeting of Stockholders to be held on December 30, 1999 at 1325 Avenue of the Americas, New York, New York 10019 at 10:00 A.M. and at any adjournment or postponement thereof, as designated on the reverse side hereof and in their discretion with respect to any matters as may properly come before such meeting, all of the shares of Common Stock of Capital Re Corporation held of record by the undersigned as of the close of business on November 26, 1999. All proxies previously given with respect to the shares covered hereby are hereby revoked.

                 (Continued and to be signed on reverse side.)

     Please date, sign and mail your proxy card back as soon as possible!
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                        Special Meeting of Stockholders

                             Capital Re Corporation

                               December 30, 1999

                Please mark your votes as in this example: [X]

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                         "FOR" THE FOLLOWING PROPOSAL.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and at the discretion of the Proxyholders as to any other matters that may properly come before the meeting and at any adjournment or postponement thereof. If no direction is made, this Proxy will be voted FOR the following proposals and at the discretion of the Proxyholders as to any other matters that may properly come before the meeting.


1.  Proposal to adopt the Amend and    FOR        AGAINST        ABSTAIN
    Restated Agreement and Plan of     [ ]          [ ]            [ ]
    Merger, dated as of October 26,
    1999, 1999 among ACE Limited,
    CapRe Acquisition Corp. and
    Capital Re Corporation, as
    amended November 28, 1999,
    and approve the merger described
    in that agreement

2.  To postpone or adjourn the
    special meeting if necessary
    to permit further solicitation     FOR        AGAINST        ABSTAIN
    of proxies                         [ ]          [ ]            [ ]


Dated: ______________________________  Signature: ___________________________

                                       Signature: ___________________________

                                       Title: _______________________________

                                       Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.